UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2022

Bionexus Gene Lab Corp
(Exact name of Company as specified in charter)

Wyoming	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3

The Vertical Business Suite II Bangar South

No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+6012 2126512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	BGLC	OTCQB

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Departure of Soo Kow Lai as Chairman and Director, Chan Chong Wong as Chief Executive Officer and Director, and Chi Yuen Leong as President and Director.

On August 9, 2022, Mr. Soo Kow Lai, the Chairman and director, Mr. Chan Chong Wong, the Chief Executive Officer and director, and Mr. Chi Yuen Leong, the President and director, notified Bionexus Gene Lab Corp (“the Company”) their desire to resign from their positions at the Company. The Company and Mr. Soo Kow Lai, Mr. Chan Chong Wong, and Mr. Chi Yuen Leong agreed that the resignations would be effective August 12, 2022. Mr. Soo Kow Lai, Mr. Chan Chong Wong, and Mr. Chi Yuen Leong’s resignations do not involve any disagreement on any matter relating to the Company’s operations, policies or practices (financial or otherwise), but were in order to pursue other commitments.

(2) Appointment of Yeat Min Fong as Chairman and Director, Sook Keng Yeoh as Chief Executive Officer and Director, and Yee Meng Wong as President and Director.

On August 9, 2022, the Board of Directors of the Company approved the appointments of Mr. Yeat Min Fong as the Chairman and director, Mr. Sook Keng Yeoh as the Chief Executive Officer and director, and Ms. Yee Meng Wong as the President and director, effective August 9, 2022.

The biographical information of Mr. Yeat Min Fong, Mr. Sook Keng Yeoh, and Mr. Yee Meng Wong are set forth below:

Mr. Yeat Min Fong, age 43, has over 15 years of extensive experience in the medical industry. From 2020 to 2022, Mr. Fong was the Country General Manager of Malaysia of Doctor Anywhere, responsible for all business activities in the country. From 2014 to 2020, Mr. Fong acted as the General Manager/Medical Director of iHeal Medical Centre, where he performed numerous heart surgeries. Before entering the private medical industry, Mr. Fong engaged in various public hospitals in Malaysia for seven years. Mr. Fong holds a Bachelor of Medicine and Bachelor of Surgery from Manipal Acade MY of Higher Education in Manipal, India and a Master of Business Administration from the University of Cardiff Metropolitan in the UK.

Mr. Fong does not have a family relationship with any director or executive officer of the Company. He was not involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Fong entered into an employment agreement with the Company, dated August 9, 2022, and agreed to receive an annual compensation of $12,000 and common stock of 25,000 shares.

Mr. Sook Keng Yeoh, age 63, has over 41 years of extensive experience in management. From 2019 to 2022, Mr. Yeoh served as a director at ADS Sentral Sdn Bhd. From 1999 to 2019, Mr. Yeoh was the Chief Financial Officer and Finance Director of TRC Synergy Bhd., the Chief Executive Officer of TRC Energy Sdn Bhd. and the Executive Director of PetroBru (B) Sdn Bhd., a TRC Group. Mr. Yeoh holds a Bachelor of Commerce in Accounting, Finance, and Systems from the University of New South Wales (Australia) and a Chartered Accountant with the Malaysian Institute of Accountants.

 Mr. Yeoh does not have a family relationship with any director or executive officer of the Company. He was not involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Yeoh entered into an employment agreement with the Company, dated August 9, 2022, and agreed to receive an annual compensation of $12,000 and common stock of 25,000 shares.

Ms. Yee Meng Wong, age 37, has many experiences in the biochemical industry and more than ten years of research experience. From 2016 to 2022, Ms. Wong served as a tutor and a lecturer at Monash University and as a consultant with Biomass Power Plant, Soybean Waste Aerobic Composting Plant, Deep Tech Startup Ultra Battery, and Food Safety & Handling, where she solved a series of biotech issues.

Ms. Wong does not have a family relationship with any director or executive officer of the Company. She was not involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Wong entered into an employment agreement with the Company, dated August 9, 2022, and agreed to receive an annual compensation of $12,000 and common stock of 25,000 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: August 12, 2022	By:	/s/ Liong Tai Tan
	Name:	Liong Tai Tan
	Title:	Chief Operating Officer and Secretary of the Board

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